Exhibit (j)


               CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated December 12, 2000 on Dreyfus Premier Core Bond Fund and Dreyfus Premier High Yield Securities Fund, which are incorporated by reference in this Registration Statement (Form N-1A No. 33-7172) of Dreyfus Premier Fixed Income Funds (formerly, Dreyfus Debt and Equity Funds).





                              ERNST & YOUNG LLP


New York, New York
February 23, 2001